                                                                  Exhibit 4.11.1

                                  EPIXTAR CORP.

                          SECURITIES PURCHASE AGREEMENT

                                  MAY 14, 2004

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       Agreement to Sell and Purchase...........................................................................1

2.       Fees and Warrant.........................................................................................2

3.       Closing, Delivery and Payment............................................................................2
         3.1        Closing.......................................................................................2
         3.2        Delivery......................................................................................2

4.       Representations and Warranties of the Company............................................................3
         4.1        Organization, Good Standing and Qualification.................................................3
         4.2        Subsidiaries..................................................................................4
         4.3        Capitalization; Voting Rights.................................................................4
         4.4        Authorization; Binding Obligations............................................................5
         4.5        Liabilities...................................................................................5
         4.6        Agreements; Action............................................................................5
         4.7        Obligations to Related Parties................................................................6
         4.8        Changes.......................................................................................7
         4.9        Title to Properties and Assets; Liens, Etc....................................................8
         4.10       Intellectual Property.........................................................................8
         4.11       Compliance with Other Instruments.............................................................9
         4.12       Litigation....................................................................................9
         4.13       Tax Returns and Payments......................................................................9
         4.14       Employees....................................................................................10
         4.15       Registration Rights and Voting Rights........................................................10
         4.16       Compliance with Laws; Permits................................................................11
         4.17       Environmental and Safety Laws................................................................11
         4.18       Valid Offering...............................................................................11
         4.19       Full Disclosure..............................................................................11
         4.20       Insurance....................................................................................12
         4.21       SEC Reports..................................................................................12
         4.22       Listing......................................................................................12
         4.23       No Integrated Offering.......................................................................12
         4.24       Stop Transfer................................................................................13
         4.25       Dilution.....................................................................................13
         4.26       Patriot Act..................................................................................13

5.       Representations and Warranties of the Purchaser.........................................................13
         5.1        No Shorting..................................................................................14
         5.2        Requisite Power and Authority................................................................14
         5.3        Investment Representations...................................................................14
         5.4        Purchaser Bears Economic Risk................................................................14
         5.5        Acquisition for Own Account..................................................................14
         5.6        Purchaser Can Protect Its Interest...........................................................15
         5.7        Accredited Investor..........................................................................15
         5.8        Legends......................................................................................15

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
6.       Covenants of the Company................................................................................16
         6.1        Stop-Orders..................................................................................16
         6.2        Listing......................................................................................16
         6.3        Market Regulations...........................................................................16
         6.4        Reporting Requirements.......................................................................16
         6.5        Use of Funds.................................................................................16
         6.6        Access to Facilities.........................................................................17
         6.7        Taxes........................................................................................17
         6.8        Insurance....................................................................................17
         6.9        Intellectual Property........................................................................18
         6.10       Properties...................................................................................18
         6.11       Confidentiality..............................................................................19
         6.12       Required Approvals...........................................................................19
         6.13       Reissuance of Securities.....................................................................21
         6.14       Opinion......................................................................................21
         6.15       Margin Stock.................................................................................21
         6.16       Restricted Cash Disclosure...................................................................21
         6.17       Additional Reserve Accounts..................................................................21
         6.18       Foreign Security.............................................................................22

7.       Covenants of the Purchaser..............................................................................23
         7.1        Confidentiality..............................................................................23
         7.2        Non-Public Information.......................................................................23

8.       Covenants of the Company and Purchaser Regarding Indemnification........................................23
         8.1        Company Indemnification......................................................................23
         8.2        Purchaser's Indemnification..................................................................24

9.       Conversion of Convertible Note..........................................................................24
         9.1        Mechanics of Conversion......................................................................24

10.      Registration Rights.....................................................................................25
         10.1       Registration Rights Granted..................................................................25
         10.2       Offering Restrictions........................................................................25

11.      Miscellaneous...........................................................................................26
         11.1       Governing Law................................................................................26
         11.2       Survival.....................................................................................27
         11.3       Successors...................................................................................27
         11.4       Entire Agreement.............................................................................27
         11.5       Severability.................................................................................27
         11.6       Amendment and Waiver.........................................................................27
         11.7       Delays or Omissions..........................................................................28
         11.8       Notices......................................................................................28
         11.9       Attorneys' Fees..............................................................................29
         11.10      Titles and Subtitles.........................................................................29
         11.11      Facsimile Signatures; Counterparts...........................................................29
         11.12      Broker's Fees................................................................................29
         11.13      Construction.................................................................................29

                                LIST OF EXHIBITS

Form of Convertible Term Note................................................................................... Exhibit A
Form of Warrant................................................................................................. Exhibit B
Form of Opinion................................................................................................. Exhibit C
Form of Escrow Agreement........................................................................................ Exhibit D

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 14, 2004 by and between EPIXTAR CORP., a Florida corporation (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchaser of a Convertible Term Note in the aggregate principal amount of Five Million Dollars ($5,000,000) (the "Note"), which Note is convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at an initial fixed conversion price of $2.96 per share of Common Stock ("Fixed Conversion Price");

         WHEREAS, the Company wishes to issue a warrants to the Purchaser to purchase up to 493,827 shares of the Company's Common Stock (subject to adjustment as set forth therein) in connection with Purchaser's purchase of the Note;

         WHEREAS, Purchaser desires to purchase the Note and the Warrants (as defined in Section 2) on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note and Warrants to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, a Note in the aggregate principal amount of $5,000,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Note and this Agreement. The Note purchased on the Closing Date shall be known as the "Offering." A form of the Note is annexed hereto as Exhibit A. The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and the Warrants and Common Stock issuable in payment of the Note, upon conversion of the Note and upon exercise of the Warrants are referred to as the "Securities."

         2. Fees and Warrant. On the Closing Date:

                  (a) The Company will issue and deliver to the Purchaser (x) a Warrant to purchase up to 296,296 shares of Common Stock in connection with the Offering ("Warrant I") and (y) a Warrant to purchase up to 197,531 shares of Common Stock in connection with the Offering ("Warrant II" and, together with Warrant I, the "Warrants" and each, a "Warrant"), in each case, pursuant to Section 1 hereof. Each Warrant must be delivered on the Closing Date. A form of each Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrants and shares of the Company's Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

                  (b) Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and one-half percent (3.50%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the "Closing Payment."

                  (c) The Company shall reimburse the Purchaser for its reasonable expenses for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of the Company and all related matters. Amounts required to be paid under this Section 2(c), to the extent not yet paid, shall be paid by the Company on the Closing Date. The total amount to be paid by the Company pursuant to this clause (c) shall be $44,500.

                  (d) The Closing Payment, the expenses referred to in clause
         (c) of this Section 2 (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the Company, Purchaser, and an Escrow Agent (the "Funds Escrow Agreement") and a disbursement letter (the "Disbursement Letter").

         3. Closing, Delivery and Payment; Certain Closing Conditions.

                  3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  3.2 Delivery. Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit C, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, a Note in the form attached as Exhibit A representing the aggregate principal amount of $5,000,000 and each Warrant in the form attached as Exhibit B in the Purchaser's name representing an aggregate amount of 493,827 Warrant Shares and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer (it being understood that $1,930,000 of the proceeds of the Note will be deposited in the Laurus Restricted Account (as defined in the Laurus Restricted Account Agreement referred to below)).

                  3.3 Bridge Loan Documents and Wedge Documents. The Purchaser shall be satisfied with the terms and conditions of (i) each Bridge Loan Document (as defined in the Intercreditor Agreement (as defined below)) and all agreements related thereto and (ii) each document evidencing indebtedness in an aggregate amount equal to $1,500,000 incurred by the Company (the "Wedge Documents"), in each case, dated as of May 7, 2004 shall be satisfactory in form and substance to the Purchaser (it being understood and agreed that the fixed conversion price applicable to the indebtedness underlying (x) the Bridge Loan Documents shall be no less than $2.88 of the Fixed Conversion Price (as defined in the Note) and (y) the Wedge Documents shall be no less than 80% of the Fixed Conversion Price).

                  3.4 Redirection Notices. The Company shall have provided to Payment One Corporation ("Payment One"), and PaymentOne shall have acknowledged, a notice redirecting certain holdbacks and reserves to the Reserve Restricted Account (as defined in the Reserve Restricted Account Agreement), which notices shall be in form and substance satisfactory to the Purchaser. Payment One and ILD Telecommunications, Inc, a Delaware corporation ("ILD") are collectively referred to in this Agreement as the "Existing Billing Agencies".

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchaser):

                  4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Note and the Warrants to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Master Security Agreement"), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser, (v) the Subsidiary Guaranty dated as of the date hereof made by certain Subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), (vi) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Stock Pledge Agreement"), (vii) the Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, (viii) the Laurus Restricted Account Agreement dated as of the date hereof among the Company, the Purchaser and North Fork Bank (including the side letter dated as of the date hereof and related thereto, the "Laurus Restricted Account Agreement"), (ix) the Reserve Restricted Account Agreement dated as of the date hereof among the Company, the Purchaser and North Fork Bank (the "Reserve Restricted Account Agreement"), (x) the Intercreditor and Collateral Agency Agreement dated as of the date hereof between the Purchaser and the Bridge Loan Creditors referred to therein, and acknowledged to by the Company, (xi) the Foreign Documentation (as defined below) and (xii) all other agreements related to this Agreement and the Note and referred to herein (the preceding clauses
(ii) through (xii), collectively, the "Related Agreements"), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"), to issue and sell the Warrants and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and it Subsidiaries, taken individually and as a whole (a "Material Adverse Effect").

                  4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. No Immaterial Subsidiary owns any assets (other than immaterial assets) or has any significant operations. For the purpose of this Agreement, (x) a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time and (y) the "Immaterial Subsidiaries" shall mean, collectively, Epixtar Communications Corp., a Florida corporation, Epixtar Prepaid Communications Corp., a Delaware corporation, One World Public Communications Corp., a Delaware corporation, SavonCalling.com, LLC, a Florida corporation, Epixtar Solutions Corp., a Delaware corporation, Epixtar Account Services Corp., a Delaware corporation, Epixtar Marketing Services Corp, a Delaware corporation and each Subsidiary of the Company that does not own any assets (other than immaterial assets) or have any significant operations.

                  4.3 Capitalization; Voting Rights.

                  (a) The authorized capital stock of the Company, as of the date hereof consists of 60,000,000 shares, of which 50,000,000 are shares of Common Stock, par value $0.001 per share, 10,962,663 shares of which are issued and outstanding, and 10,000,000 are shares of preferred stock, par value $0.001 per share of which 22,010 shares of preferred stock are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

                  (b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                  (c) All issued and outstanding shares of the Company's Common
         Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and the Warrants has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         4.5 Liabilities. Neither the Company nor any of its Subsidiaries has any contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

         4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

                  (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or
         (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (b) Since December 31, 2003, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  4.7 Obligations to Related Parties. Except as set forth on
Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

                  (a) for payment of salary for services rendered and for bonus payments;

                  (b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

                  (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

                  (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  4.8 Changes. Since December 31, 2003, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement (including Schedule 4.8) or to any of the Related Agreements, there has not been:

                  (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

                  (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

                  (f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

                  (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

                  (h) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

                  (i) any labor organization activity related to the Company or any of its Subsidiaries;

                  (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

                  (l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

                  (n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through
         (m) above.

                  4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                  (a) those resulting from taxes which have not yet become delinquent;

                  (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

                  (c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  4.10 Intellectual Property.

                  (a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

                  (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

                  4.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Certificate of Incorporation or Bylaws, (y) any term of the Bridge Loan Documents or the Wedge Documents or (z) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (z), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

                  4.13 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

                  (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

                  (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  4.14 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge the continued employment by the Company or any of its Subsidiaries of its present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

                  4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company's or its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

                  4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on
Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                  (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                  (b) any petroleum products or nuclear materials.

                  4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.19 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and the Warrants, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

                  4.20 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

                  4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Company has furnished the Purchaser with copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended December 31, 2003, (ii) its Quarterly Report on Form 10-QSB for its fiscal quarter ended September 30, 2003 and (iii) the Form 8-K filings which it has made during the fiscal year 2004 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.22 Listing. The Company's Common Stock is listed for trading on the National Association of Securities Dealers Over the Counter Bulletin Board ("NASD OTCBB") and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will not be eligible to be traded on the NASD OTCBB or that its Common Stock does not meet all requirements for such trading.

                  4.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                  4.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  4.26 Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchaser any additional information regarding the Company or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

                  4.27 Billing Agencies. On the date hereof, neither the Company, nor any of its Subsidiaries, maintains any holdbacks or reserves of the type set forth in the redirection notice referred to in Section 3.4 with any person or entity other than Payment One, Hold Billing Services Company, a Texas corporation ("HBS"). and ILD.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock as long as the Note shall be outstanding.

                  5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                  5.3 Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrants to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrants, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrants and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

                  5.4 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

                  5.5 Acquisition for Own Account. The Purchaser is acquiring the Note and the Warrants and the Note Shares and the Warrant Shares for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                  5.6 Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrants and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

                  5.7 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Section 501(a)(3) of Regulation D under the Securities Act.

                  5.8 Legends.

                  (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) Each Warrant shall bear substantially the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

         6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

                  6.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  6.2 Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Warrants on the NASD OTCBB (the "Principal Market") upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

                  6.4 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  6.5 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Note and the Warrants (x) to refinance the any outstanding indebtedness under the Wedge Documents, (y) for general working capital purposes and (z) for the development and acquisition of certain contact centers (it being understood that $1,930,000 of the proceeds of the Note will be deposited in the Laurus Restricted Account on the Closing Date and shall be subject to the terms and conditions of the Laurus Restricted Account Agreement).

                  6.6 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

                  (a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

                  (b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

                  (c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

                  6.7 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  6.8 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to Purchaser, the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company's workers' compensation policy, endorsements to such policies naming Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Purchaser, naming Purchaser as loss payee, and (z) evidence that as to Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by Purchaser's security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to Purchaser. In the event that Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to Purchaser) shall be paid by Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to Purchaser, on demand.

                  6.9 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  6.10 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected tohave a Material Adverse Effect.

                  6.11 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

                  6.12 Required Approvals. For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

                  (a) (i) directly or indirectly declare or pay any dividends, other than (w) dividends paid to the Company or to any Credit Party (as defined below), (x) dividends paid by the Company in an aggregate amount not to exceed $200,000 in any fiscal year of the Company, (y) dividends paid to holders of Common Stock solely to the extent that such dividends are paid in Common Stock and (z) distribution of shares of a Subsidiary of the Company to the extent that substantially all of the assets of such Subsidiary consist of solely of the equity interests of one or more Foreign Subsidiaries (as defined below) of the Company which are subject to Foreign Documentation (as defined below), (ii) issue any preferred stock that is manditorily redeemable prior to the six month anniversary of the Maturity Date (as defined in the Note) or
         (iii) redeem any of its preferred stock or other equity interests;

                  (b) liquidate, dissolve or effect a material reorganization, other than (i) the liquidation or dissolution of Immaterial Subsidiaries and (ii) the spin-off of certain Foreign Subsidiaries of the Company solely to the extent that no violation of Section 6.18 has occurred and is continuing and the security interests granted to Laurus as contemplated by this Agreement and the Related Agreements has not been adversely affected in any respect (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity));

                  (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or any of its Subsidiaries' right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

                  (d) materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole;

                  (e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) per annum of the fair market value of the Company's assets) whether secured or unsecured other than (w) lease obligations (capitalized or otherwise) incurred by the Company or any of its Subsidiaries in the ordinary course of business, (x) the Company's indebtedness to Laurus, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced (provided that the indebtedness incurred under the Bridge Loan Documents and the Wedge Documents shall not be permitted to be refinanced or replaced), and (z) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

                  (f) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes party to the Master Security Agreement, the Stock Pledge Agreement, the Subsidiary Guaranty (in each case, either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and/or, if requested by the Purchaser with respect to entities located outside of the United States, the foreign equivalent of any such agreement or guaranty (it being understood that the terms and conditions of any such foreign equivalent shall be satisfactory to the Purchaser), and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary of the Company on the Closing Date; and

                  (g) (i) make, or permit any of its Subsidiaries which are Credit Parties to make, any investments in, or any loans or advances to, any Subsidiary of the Company which is not a Credit Party, other than, so long as no Event of Default (as defined in the Note) has occurred and is continuing, immaterial investments, loans and/or advances made in the ordinary course of business or (ii) transfer, or permit any Subsidiary of the Company which is a Credit Party to transfer, assets to any Subsidiary of the Company which is not a Credit Party, other than, so long as no Event of Default has occurred and is continuing, immaterial asset transfers made in the ordinary course of business.

For the purposes of this Agreement, "Credit Party" shall mean (x) the Company and each Subsidiary of the Company organized in the United States of America that is party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty and (y) Epixtar Phillippines IT-Enabled Services Corporation, a corporation organized under the laws of the Phillippines ("Epixtar Phillippines"), Epixtar International Contact Center Group, Ltd., a corporation organized under the laws of Bermuda ("Epixtar Bermuda"), and each other wholly-owned Subsidiary of the Company that is organized outside of the United States of America that has executed the Foreign Documentation referred to in Section 6.18 (it being understood and agreed that an Immaterial Subsidiary shall be deemed a Credit Party for purposes of this definition following the execution by such Immaterial Subsidiary of an assumption or joinder agreement with respect to the Master Security Agreement, the Subsidiary Guaranty and the Stock Pledge Agreement).

                  6.13 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.7 above at such time as:

                  (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

                  (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

                  6.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's external legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Note and exercise of the Warrants.

                  6.15 Margin Stock. The Company will not permit any of the proceeds of the Note or the Warrants to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  6.16 Restricted Cash Disclosure. The Company agrees that, in connection with its filing of its 8-K Report with the SEC concerning the transactions contemplated by this Agreement and the Related Agreements (such report, the "Laurus Transaction 8-K") in a timely manner after the date hereof, it will disclose in such Laurus Transaction 8-K that $1,930,000 of the proceeds of the Note issued by the Company to the Purchaser has been placed in a restricted cash account under the sole dominion and control of the Purchaser, and the release of the proceeds set forth in such restricted cash account is subject to the approval of the Purchaser. Furthermore, the Company agrees to disclose in all public filings required by the Commission (where appropriate) following the filing of the Laurus Transaction 8-K, the existence of the restricted cash referred to in the immediately preceding sentence, together with the amount thereof.

                    6.17 Existing and Additional Reserve Accounts. The Company shall not, and shall not permit any of its Subsidiaries to, without the consent of the Purchaser, agree with any Existing Billing Agency or HBS or, following the establishment thereof, any Additional Billing Agency (as defined below), to modify the calculation with respect to the amount of reserves, holdbacks or similar amounts required to be returned to the Company or such Subsidiary, as the case may be, and placed in the Reserve Restricted Account (or, in each case, the procedure therefore). The Company shall not, nor will it permit any of its Subsidiaries to, direct any Billing Agency (as defined below) to forward any reserve, holdback or similar amount maintained by any Billing Agency to any account other than the Reserve Restricted Account. The Company agrees to notify, and cause its Subsidiaries to notify, the Purchaser in the event that any billing agency other than the Existing Billing Agencies (such billing agency, an "Additional Billing Agency" and, together with the Existing Billing Agencies, the "Billing Agencies") maintains reserve accounts similar to those maintained by the Existing Billing Agencies on the date hereof. In the event an Additional Billing Agency exists and at such time the sum of (A) the amount of reserves and holdbacks held by any Existing Billing Agency which is subject to a redirection notice of the type referred to in Section 3.4 (a "Redirection Notice") and (B) the amount of cash contained in the Reserve Restricted Account, is less than the outstanding principal amount of the Note (plus any accrued and unpaid interest and fees related thereto), the Company hereby agrees to, or cause its relevant Subsidiary to, as promptly as practicable but in no event later than 30 days following establishment of a relationship with such Additional Billing Agency, execute a Redirection Notice, redirecting any distribution of reserve amounts maintained by an Additional Billing Agency to the Reserve Restricted Account and, in connection therewith, have such redirection notice executed by the respective Additional Billing Agency. Notwithstanding the foregoing, (x) each of HBS and ILD, shall not be deemed Billing Agencies for purposes of this Agreement; provided that, in the event that the Company or any Subsidiary thereof, on the one hand, and HBS or ILD, on the other hand, modifies any of their agreements in effect on the date hereof, or enters into any new agreements, in either case to provide billing services for the Company or a Subsidiary thereof not previously serviced by the respective entity, and (I) the effect of such modification or new agreement is to increase the amount of reserves or holdbacks held by either of HBS or ILD, respectively, of the type referred to in the redirection notice delivered pursuant to Section 3.4 and (II) and at such time the sum of (A) the amount of reserves and holdbacks held by any Existing Billing Agency which is subject to a redirection notice of the type referred to in Section 3.4 (a "Redirection Notice") and (B) the amount of cash contained in the Reserve Restricted Account, is less than the outstanding principal amount of the Note (plus any accrued and unpaid interest and fees related thereto), the Company shall cause HBS to provide a Redirection Notice in form and substance satisfactory to the Purchaser to the Purchaser as promptly as practicable but in no event later than 30 days following the effectiveness of such modification or new agreement, as the case may be, and, following such modification, HBS shall be considered a Billing Agency for all purposes of this Agreement and (y) the Company shall, or cause the relevant Subsidiary to, to the extent the Company or such Subsidiary receives from ILD after the date hereof any reserves and holdbacks held by them and of the type referred to in the redirection notice delivered pursuant to Section 3.4, deposit in the Reserve Restricted Account all such reserves and holdbacks no later than 3 business days following the receipt thereof. Upon the request of the Purchaser, the Company shall provide the Purchaser with accounting summaries of the holdbacks and reserves referred to in this Section 6.17, which accounting summaries have been prepared by the Billing Agencies and/or the related local exchange carriers in the ordinary course of business. Notwithstanding anything to the contrary contained in this Section 6.17 or elsewhere in this Agreement, the obligations of the Company and its Subsidiaries with respect to reserves and holdbacks shall only apply to reserves and holdbacks required to be maintained by persons or entities (including, without limitation, by local exchange carriers) in connection with the Company or such Subsidiaries' internet service provider business conducted in the United States of America.

                  6.18 Foreign Security.No later than 45 days following the Closing Date, the Company shall (x) either (I) cause each of Epixtar Philippines and Epixtar Bermuda to grant in favor of the Purchaser a security interest in all of such Subsidiary's assets or (II) cause all of the equity interests of Epixtar Philippines and Epixtar Bermuda to be pledged to the Purchaser and (y) cause Epixtar Philippines and Epixtar Bermuda to guaranty the obligations of the Company set forth in this Agreement and the Related Agreements, in each case pursuant to documentation governed by the jurisdiction of organization of such Subsidiary (the preceding clauses (x) and (y), collectively, the "Foreign Documentation"). Additionally, no later than 60 days following a request by the Purchaser, the Company shall cause each other Subsidiary organized in a jurisdiction outside of the United States (together with Epixtar Philippines and Epixtar Bermuda, collectively, the "Foreign Subsidiaries"), other than an Immaterial Subsidiary, to execute such Foreign Documentation as the Purchaser deems necessary or desirable. All such Foreign Documentation shall be in form and substance satisfactory to the Purchaser, and the Company agrees to cause the respective Foreign Subsidiary to deliver all such other documentation as is requested by the Purchaser in connection with the execution and delivery of such Foreign Documentation (including, without limitation, an opinion of counsel satisfactory to the Purchaser). Furthermore, it is hereby agreed that (x) at such time as Foreign Documentation (together with all such other documentation requested by the Purchaser) with respect to a particular Foreign Subsidiary is delivered to the Purchaser, the Purchaser shall release the pledge of the equity interests of such Foreign Subsidiary granted to it pursuant to the Stock Pledge Agreement and (y) the Company shall not permit any equity interests of any Foreign Subsidiary (or any parent thereof) to be transferred to any person or other entity that is not a Credit Party until such time as the Foreign Subsidiaries have become party to the Foreign Documentation required to be entered into pursuant to this Section 6.18. The Company shall reimburse the Purchaser for any and all legal fees and other expenses incurred by the Purchaser in connection with the preparation, execution, negotiation and delivery of the Foreign Documentation.

         7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

                  7.1 Confidentiality. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  7.2 Non-Public Information. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

         8. Covenants of the Company and Purchaser Regarding Indemnification.

                  8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any Related Agreement or in any exhibits or schedules attached hereto or thereto; or
(ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and Purchaser relating hereto or thereto.

                  8.2 Purchaser's Indemnification. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.



         9. Conversion of Convertible Note.

                  9.1 Mechanics of Conversion.

                  (a) Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

                  (b) Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

                  (c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the
         Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this
         Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

         10. Registration Rights.

                  10.1 Registration Rights Granted. The Company hereby grants registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Purchaser.

                  10.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), neither the Company nor any of its Subsidiaries will issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto) (the "Exclusion Period"), provided that a securities with a variable/floating rate conversion feature that is not less than the Fixed Conversion Price (as defined in the Note) shall be permitted.

         11. Miscellaneous.

                  11.1 Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Except as set forth below in this Section 11.1, any and all disputes, controversies and claims that the Company or any of its Subsidiaries may assert against the Purchaser arising out of or relating to this Agreement or any Related Agreement shall be determined exclusively by arbitration (each such arbitration, an "Arbitration") in New York City before a panel of three neutral arbitrators agreed to by the Purchaser and the Company (collectively, the "Arbitrators") in accordance with and pursuant to the then existing commercial arbitration rules of the American Arbitration Association. The Company (on its behalf and on behalf of its subsidiaries) hereby irrevocably waives any right to assert such claims in any other forum. The Arbitrators shall have the power in their discretion to award specific performance or injunctive relief (but shall not have the power to render any incidental, special or punitive damages) and reasonable attorneys' fees and expenses to any party in any arbitration. The Arbitrators may not change, modify or alter any express condition, term or provision of this Agreement or of any Related Agreement nor shall they have the power to render any award against the Purchaser that would have such effect. Each Arbitration award shall be final and binding upon the parties subject thereto and judgment may be entered thereon in any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with an Arbitration or for the enforcement of any Arbitration award may be made in the same manner as communications may be given under Section 11.8 hereof. Notwithstanding the foregoing, the provisions of this Section 11.1 nor any other provision contained in this Agreement or in any Related Agreement shall limit in any manner whatsoever the Purchaser's right to commence an action against or in connection with the Company, any of ITS Subsidiaries or their respective properties in any court of competent jurisdiction or otherwise utilize judicial process in connection with or arising out of the Purchaser's rights and remedies under this Agreement and/or any Related Agreement or otherwise (any such action, a "Court Action"). Court Actions may be brought by the Purchaser in any state or federal court of competent jurisdiction and the Company (on its behalf and on behalf of its subsidiaries) irrevocably submits to the jurisdiction of such state and federal courts and irrevocably waives any claim or defense of inconvenient forum or lack of personal jurisdiction in such forum or right of removal or right to jury trial under any applicable law or decision or otherwise. Service of any notice, process, motion or other document in connection with a Court Action may be made in the same manner as communications may be given under Section 11.8. In addition, the Purchaser may serve process in any other manner permitted under applicable law. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

                  11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  11.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company.

                  11.4 Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  11.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.6 Amendment and Waiver.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                  (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

                  (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

                  11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

                  (a) upon personal delivery to the party to be notified;

                  (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

                  (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

                  (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

         If to the Company, to:        Epixtar Corp.
                                       11900 Biscayne Boulevard, Suite 262
                                       Miami, Florida 33181

                                       Attention: David Srour
                                       Facsimile: 305-503-8610

                                       with a copy to:
                                       Michael DiGiovanna, Esq.
                                       212 Carnegie Center
                                       Suite 206
                                       Princeton, New Jersey 08540

                                       Facsimile: 609-452-9473

         If to the Purchaser, to:      Laurus Master Fund, Ltd.
                                       c/o Ironshore Corporate Services ltd.
                                       P.O. Box 1234 G.T.
                                       Queensgate House, South Church Street
                                       Grand Cayman, Cayman Islands
                                       Facsimile: 345-949-9877

                                       with a copy to:

                                       John E. Tucker, Esq.
                                       825 Third Avenue 14th Floor
                                       New York, NY 10022
                                       Facsimile: 212-541-4434

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

                  11.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  11.12 Broker's Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

                  11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

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             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                               PURCHASER:

EPIXTAR CORP.                          LAURUS MASTER FUND, LTD.


By:                                    By:
      -----------------------------            ---------------------------------
Name:                                  Name:
      -----------------------------            ---------------------------------
Title:                                 Title:
      -----------------------------            ---------------------------------

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                                    EXHIBIT B

                                FORM OF WARRANTS

                                                                       Exhibit C

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT



                                       D-1